Filed Pursuant to Rule 424(b)(5)

Registration No. 333-263700

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 28, 2022)

Dogwood Therapeutics, Inc.

578,950 Shares of Common Stock

We are offering 578,950 shares of our common stock, par value $0.0001 per share (the “Shares”) directly to investors pursuant to this prospectus supplement and the accompanying prospectus and a stock purchase agreement with the investors. The per share offering price of the Shares is $8.26.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DWTX.” On March 12, 2025, the last reported sale price of common stock on The Nasdaq Capital Market was $10.70 per share.

As of March 12, 2025, the aggregate market value of our common stock held by our non-affiliates was $19,446,878, based upon 1,117,637 shares of our outstanding common stock held by non-affiliates at the per share price of $17.40, the closing sale price of our common stock on The Nasdaq Capital Market on January 27, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (i.e., the aggregate market value of our common stock held by our non-affiliates), or $6,482,293, in any 12 calendar-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement (but excluding this offering), we have sold $1,700,000 of securities in reliance on General Instruction I.B.6 of Form S-3. As a result, we are eligible to offer and sell up to an aggregate of $4,782,293 of our securities pursuant to General Instruction I.B.6. of Form S-3.

You should rely only on the information contained herein or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information.

	Per Share of Common Stock	Total
Public offering price	$8.26	$4,782,127
Placement agent fees	$0.578	$334,749
Proceeds, before expenses, to us	$7.682	$4,447,378

We have engaged Maxim Group LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase shares in this offering. The placement agent has no obligation to buy any of the Shares from us or to arrange for the purchase or sale of any specific number or dollar amount of the Shares.

The Shares are expected to be delivered to purchasers on or about March 14, 2025, subject to the satisfaction of certain conditions.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Sole Placement Agent

Maxim Group LLC

_______________

The date of this prospectus supplement is March 14, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-263700) that we filed with the Securities and Exchange Commission using a “shelf” registration process, which registration statement was filed on March 18, 2022 and declared effective on April 28, 2022. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $150 million, of which this offering is a part.

This document consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering, and may add, update or change information contained in the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. In general, when we refer to this “prospectus”, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our securities.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement or in any free writing prospectuses we provide you. We have not, and Maxim Group LLC has not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than as of the date of this prospectus supplement or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement or any sale of our common shares. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Shares to which it relates, nor does this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

S-ii

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein which are summaries only and are not intended to be complete. Reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement.  We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, unless otherwise indicated, “the Company,” “Dogwood,” “Dogwood Therapeutics,” “we,” “us” or “our” refer to Dogwood Therapeutics, Inc., a Delaware corporation. When we refer to “you,” we mean the potential holders of the applicable class or series of securities.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference herein and therein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking statements may be identified by the use of the words “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” and other similar words and phrases, including the negatives of these terms, or other variations of these terms, that denote future events. The forward-looking statements in this prospectus supplement and the documents we incorporate by reference in this prospectus supplement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus supplement titled “Risk Factors” and elsewhere in this prospectus supplement. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. Although we believe that we have a reasonable basis for each forward-looking statement contained in this this prospectus supplement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

These forward-looking statements include, though are not limited to, statements about future results of operations, financial position, research and development costs, regulatory approvals, stock exchange listing, capital requirements and our needs for additional financing.

We caution you that the aforementioned statements may not contain all of the forward-looking statements made in this prospectus supplement.

S-iv

You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus supplement and the documents incorporated by reference herein. This summary does not contain all the information you will need in making your investment decision. You should carefully read this prospectus supplement, any related free writing prospectus that we have authorized for use in connection with this offering, the accompanying prospectus, and any documents incorporated by reference, including the information contained under the heading “Risk Factors” beginning on page S-13 in this prospectus supplement and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, before making an investment decision.

Our Business

The Company

We are a pre-revenue, clinical-stage biopharmaceutical company focused on developing new medicines to treat pain and fatigue-related disorders. Following the closing of the combination described below in which we acquired Pharmagesic (Holdings) Inc. on October 7, 2024 (the “Combination”), we currently have a pipeline of candidates with significant potential for value creation.

Our pipeline is focused on two separate mechanistic pillars: NaV 1.7 modulation to treat chronic and acute pain disorders and combination antiviral therapies targeting reactivated herpes virus mediated illnesses.

Nav1.7 Non-Opioid Analgesic Program

Peripheral neuropathic pain is an aspect of peripheral neuropathy, and there is an unmet medical need for treatment of patients who develop chemotherapy-induced neuropathic pain. Our lead product candidate, Halneuron®, is in late-stage clinical development for the treatment of chemotherapy-induced neuropathic pain (“CINP”). The active pharmaceutical ingredient is highly purified Tetrodotoxin (“TTX”), a potent sodium channel modulator found in puffer fish and several other marine animals. Halneuron® works as an analgesic by modulating the activity of Nav1.7, a key sodium channel involved in pain signal transmission. By reducing the activity of the Nav1.7 channel, Halneuron® has the potential to reduce pain associated with conditions involving neuropathic pain.

In the Company’s previous Phase 2 study in cancer related pain treatment, 165 cancer-related pain patients were enrolled at 19 sites, and 77 (46.7%) of these patients were randomly assigned to the Halneuron® arm, or group, and 88 (53.3%) patients were assigned to the placebo arm. In total, 147 (89.1%) patients completed the study, including 64 (83.1%) in the Halneuron® arm and 83 (94.3%) in the placebo arm. An analysis of pain reduction in this study demonstrated a statistical and clinically relevant benefit of Halneuron® compared to the placebo on the pre-specified pain intensity reduction endpoint. More specifically, 51% of patients receiving Halneuron® experienced at least a 30% reduction in pain versus 35% of patients in the placebo group. Halneuron® treated patients reported two-times greater improvement in their global health improvement as compared with placebo treated patients, and Halneuron® treated patients also demonstrated a durable pain reduction response. After 4 days of initial treatment, the patients who met the pain reduction response criteria at the primary endpoint from either arm were followed to assess how long their pain reduction lasted without further treatment. The mean pain response duration for patients treated with Halneuron® was 57.7 days versus 10.5 days for those treated with the placebo.

In the Halneuron® group, all patients (100%) experienced at least 1 treatment-emergent adverse event (“TEAE”) considered related to the study drug while 77 patients (88%) in the placebo group reported at least 1 TEAE related to the study drug. The most common TEAEs and study drug-related TEAEs involved the gastrointestinal system, including nausea, hypoaesthesia oral, paraesthesia oral, and vomiting. Adverse events related to the nervous system included dizziness, hypoaesthesia, paraesthesia, somnolence, headache, and ataxia. Adverse events related to general disorders and administration site conditions included injection site irritation, fatigue, injection site pain, and gait disturbance. These TEAEs have all been observed previously with Halneuron® and are described in the Investigator Brochure (and therefore are considered expected based on the known safety profile of Halneuron®). The majority of these most common TEAEs were shown to have a quick onset and a short duration and did not persist beyond the 4-day dosing interval.

CINP-201 was a randomized, double-blind, dose-finding, placebo-controlled, multicenter study of the potential efficacy and safety of Halneuron® in patients with CINP. One hundred and twenty-five patients were randomized to 1 of 5 dosing cohorts: placebo BID, HAL 7.5 μg BID, HAL 15 μg BID, HAL 30 μg QD, or HAL 30 μg BID. Patients received either Halneuron® or placebo by injection in the thigh and/or abdomen for 4 consecutive days. All patients received BID injections, regardless of their dosing cohort, and those patients assigned to once-daily Halneuron® received the active drug for the first injection and the placebo for the second injection each day.

The key results from this study were that:

•	higher doses of Halneuron® delivered greater pain reduction as compared to lower doses;

•	pain reduction with the Halneuron® QD dose was comparable to BID dosing but exhibited better tolerability;

•	Halneuron® pain relief was evident four weeks post treatment;

•	Halneuron® high doses delivered clinically meaningful pain reduction for 35-40% of patients;

•	the Halneuron® QD dose group exhibited a mean reduction of -0.4 points versus placebo on NRS pain recall assessment; and

•	this Halneuron® treatment effect size has been used to project the sample size for the ongoing HALT-CINP-203 study referenced below.

The safety results showed that in the overall population, 105 of 125 patients, or 84.0%, experienced at least 1 TEAE. Most TEAEs reported were mild or moderate and were considered possibly related or related to the study drug. Oral paraesthesia, or tingling, was most frequently reported TEAE for the overall population, followed by oral hypoaesthesia, or numbness.

Four serious adverse events were reported in three patients, but these events did not result in any patient withdrawals and none of the serious adverse events were considered related or possibly related to study drug. One death was reported during the study resulting from progression of the patient’s underlying metastatic disease. Two patients withdrew from the study because of an adverse event or vertigo; one of the discontinuing patients also experienced a second adverse event of influenza-like illness.

No trends or clinically significant abnormal values were noted for safety laboratory assessments, vital signs, or electrocardiogram data.

In the first quarter of 2025, we are commencing a four-week Phase 2b CINP (“HALT-CINP-203”) clinical trial in the United States. HALT-CINP-203 is a double-blind, placebo controlled clinical trial to access the efficacy and safety of eight 30 μg Halneuron® injections given once a day over a 2-week period versus a placebo in 200 patients (on a 1:1 ratio of HAL to placebo) with moderate to severe neuropathic pain caused by previous platinum and/or taxane chemotherapy. The primary efficacy endpoint will be the change from baseline at week 4 in the weekly average of daily 24-hour recall pain intensity scores, comparing Halneuron® to the placebo. The secondary endpoints will be patient global impression of change, patient-reported outcomes measurement information (“PROMIS”) regarding fatigue, PROMIS related to sleep, PROMIS-29, pain interference, hospital anxiety and depression scale and neuropathic pain symptom inventory. The initial 200 patient target sample size for this study is based on the results from the CINP-201 trial. We will conduct an interim analysis in the fourth quarter of 2025 to confirm or modify the HALT-CINP 203 sample size based on the treatment effect observed in approximately 40-50% of the current target study population.

Antiviral Program

We are advancing novel antiviral therapies to treat diseases associated with a viral triggered abnormal immune response such as fibromyalgia (“FM”) and Long-COVID (“LC”). Overactive immune response related to activation of tissue resident herpesvirus has been postulated to be a potential root cause of chronic illnesses such as FM, irritable bowel disease (“IBS”), LC, chronic fatigue syndrome and other functional somatic syndromes, all of which are characterized by a waxing and waning manifestation of disease, often triggered by events which compromise the immune system. While not completely understood, there is general agreement in the medical community that activation of the herpesvirus is triggered by some form of environmental and/or health stressor. Our lead product candidates, IMC-1 and IMC-2, are novel, proprietary, fixed dose combinations of anti-herpes antivirals and celecoxib. IMC-1 is a novel combination of famciclovir and celecoxib intended to synergistically suppress herpesvirus activation and replication, with the end goal of reducing viral mediated disease burden. IMC-2 is a combination of valacyclovir and celecoxib that, like IMC-1, is intended to synergistically suppress herpesvirus activation and replication with a more specific activity against the Epstein-Barr virus (herpesvirus HHV-4).

IMC-1 and IMC-2 combine two specific mechanisms of action purposely designed to inhibit herpesvirus activation and replication, thereby keeping the herpesvirus in a latent (dormant) state or “down-regulating” the herpesvirus from a lytic (active) state back to latency. The famciclovir component of IMC-1 and the valacyclovir component of IMC-2 inhibit viral DNA replication. The celecoxib component of IMC-1 and IMC-2 inhibits cyclooxegenase-2 (COX-2) and to a lesser degree cyclooxegenase-1 (COX-1) enzymes, which are used by the herpesvirus to amplify or accelerate its own replication. We are unaware of any other antivirals currently in development for the treatment of FM or related conditions. We believe this novel approach was a germane consideration in the U.S. Food and Drug Administration (“FDA”) designating IMC-1 for fast-track review status for the treatment of FM. IMC-1 has also been granted a synergy patent based on the fact that neither of the individual components has proven effective in the management of FM, yet the combination therapy generated a result that is greater than the sum of its parts.

Our novel combination antiviral approach (combining viral DNA polymerase inhibitor + COX-2 inhibitor) delivers clinical benefits for patients suffering from diseases with a suspected viral mediated catalyst, including FM and LC. We have received FDA feedback on our proposal to advance IMC-1 into Phase 3 development for the treatment of FM. A recently completed open-label, exploratory trial demonstrated that patients treated with IMC-2 exhibited clinically and statistically significant improvement of their LC symptoms of fatigue, orthostatic intolerance, anxiety and pain. These encouraging results lead to the Company funding a second, phase 2 investigator-initiated study assessing two dosage strengths of IMC-2 versus placebo. The results of this study demonstrated that combination antiviral therapy could reduce fatigue symptoms in LC patients, but with only 44 patients enrolled, the results were not statistically significant.

In August 2023, we signed an unrestricted grant research agreement with Bateman Home Center to conduct a second, investigator-initiated, randomized, double-blinded, placebo-controlled exploratory study of LC with IMC-2. The primary goal of the study was to establish the IMC-2 treatment effect versus a placebo in order to help inform the design of a larger LC Phase 2b study. In November 2024, we announced the results from this study. We enrolled 44 patients that were randomized to a high dose treatment group of 1500/750 (Val/Cel), a low dose treatment group of 750/200 (Val/Cel) and placebo. While not statistically significant given the small sample size recruited for this trial (14 to 15 patients per group), the study demonstrated that the low dose combination antiviral therapy IMC-2 exhibited clinically meaningful improvements in fatigue and sleep disruption as compared to patients treated with the placebo. Overall, the IMC-2 adverse event profile was favorable in this study. The high dose IMC-2 treatment (valacyclovir 1500 mg + celecoxib 200 mg dosed twice daily) resulted in more GI related adverse events compared to the low dose and placebo cohorts. We are currently seeking external financing and partnership opportunities to continue the advancement of IMC-2.

Intellectual Property

As of December 31, 2024, our portfolio of owned patents related to Halneuron® totaled 7 issued families of patents in the United States and abroad. As TTX is a natural molecule, we do not hold Composition of Matter patents. We hold patents related to the manufacturing, formulation, and use of Halneuron®. Exclusivity of our issued patents expire over the period of 2027 to 2030. Once pending patents are issued, exclusivity extends to 2042 and 2045.

Sales and Marketing

If Halneuron® is approved, we plan to enter into sales and marketing agreements with one or several pharmaceutical companies to sell to anesthesiologists, oncologists, and to primary care physicians.

If IMC-1 or IMC-2 is approved, we plan to enter into sales and marketing agreements with one or several pharmaceutical companies to sell to neurologists, geriatric specialists and to primary care physicians.

Recent Developments

2024 Financial Performance

Our financial statements for the year and three-month period ended December 31, 2024 are not yet available. Accordingly, the unaudited preliminary financial information presented below reflects the Company’s estimates of certain financial information for the year and three-month period ended December 31, 2024. Based on the information available to us as of March 13, 2025, below is the unaudited preliminary financial information for this period:

Consolidated Balance Sheet for Dogwood Therapeutics, Inc.

As of 12/31/24
Assets
Current assets:
Cash and cash equivalents	$14,847,949
Related party receivable	-
Prepaid expenses and other current assets	1,696,513
Total current assets	16,544,462
Property and equipment, net	16,811
Right-of-use assets, operating leases	205,837
Prepaid expenses, long-term	18,133
IPR&D	65,710,527
Goodwill	11,812,476
Investment in Pharmagesic	-
Total assets	$94,308,246
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	1,231,805
Accrued expenses and other current liabilities	1,894,835
Operating lease liabilities	49,696
Total current liabilties	3,176,336
Debt with related party, net of issuance costs	15,381,077
Operating lease liabilities	154,885
Deferred tax liability	11,314,925
Total liabilities	30,027,223
Series A Non-voting Convertible Preferred Stock	74,405,362
Stockholders' equity:
Common stock	133
Treasury stock	(299,128)
Additional paid-in capital	67,856,589
Accumulated deficit	(73,818,946)
Accumulated other comprehensive income	(3,862,987)
Total stockholders' equity	(10,124,339)
Total liabilities and stockholders' equity	$94,308,246

Consolidated Statement of Operations for Dogwood Therapeutics, Inc.

	3 months ended	12 months ended
	December 31, 2024	December 31, 2024
Revenue	$-	$-

Operating expenses:
Research and development	$2,315,950	$3,530,913
General and administrative	5,226,202	8,696,335
Total operating expenses	7,542,152	12,227,248
Loss from operations	(7,542,152)	(12,227,248)

Other income (expense):
Interest income (expense), net	(155,436)	(92,192)
Exchange gain (loss), net	(30,787)	(30,787)
Total other income (expense)	(186,223)	(122,979)

Loss before income taxes	(7,728,375)	(12,350,227)
Deferred income tax provision	503	503
Net loss	(7,727,872)	(12,349,724)
Accretion of redeemable convertible preferred stock to redemption value	(514,105)	(514,105)
Net loss attributable to common stockholders	$(8,241,977)	$(12,863,829)
Net loss per common share, basic and diluted	$(6.29)	$(12.52)
Basic and diluted weighted average shares outstanding	1,310,474	1,027,788

Comprehensive loss
Net loss	$(7,727,872)	$(12,349,724)
Foreign currency translation adjustment	(3,862,987)	(3,862,987)
Comprehensive loss	$(11,590,859)	$(16,212,711)

These estimates are not meant to be a comprehensive statement of the Company’s financial results for this period and should not be viewed as a substitute for the financial statements prepared in accordance with applicable accounting standards. Management believes the unaudited preliminary financial information is reasonable and reflects management’s estimates based solely upon information available as of March 13, 2025, but they may differ materially from the amounts that will be reflected in our audited financial statements for the year and three-month period ended December 31, 2024. Accordingly, you should not place undue reliance on these estimates.

The unaudited preliminary financial information presented above has been prepared by, and is the responsibility of, the Company’s management. Forvis Mazars, LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the unaudited preliminary financial information. Accordingly, Forvis Mazars, LLP does not express an opinion or any other form of assurance with respect thereto. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” for additional information.

Combination

On October 7, 2024, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Sealbond Limited, a British Virgin Islands corporation (“Sealbond”), pursuant to which the Company acquired 100% of the issued and outstanding common shares of Pharmagesic (Holdings) Inc., a Canadian corporation (“Pharmagesic”). Prior to the Combination, Pharmagesic was a wholly-owned subsidiary of Sealbond and an indirect wholly-owned subsidiary of CK Life Sciences Int’l., (Holdings) Inc. (“CKLS”), a listed entity on the Main Board of the Hong Kong Stock Exchange.

Under the terms of the Exchange Agreement, on October 7, 2024 (the “Closing”), in exchange for all of the outstanding common shares of Pharmagesic immediately prior to the Effective Time, the Company issued to Sealbond, as sole shareholder of Pharmagesic, an aggregate of (A) 211,383 shares of the Company’s unregistered common stock, which shares shall represent a number of shares equal to no more than 19.99% of the outstanding shares of common stock as of immediately before the Effective Time and (B) 2,108.3854 shares of the Company’s unregistered Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) (as described below). The issuance of the shares of common stock and Series A Preferred Stock to Sealbond occurred on October 9, 2024. Each share of Series A Preferred Stock is convertible into 10,000 shares of common stock, subject to certain conditions described in the Exchange Agreement. Following the closing of the Combination, we have a pipeline of assets with significant value creation potential.

Debt Exchange and Cancellation Agreement

On March 12, 2025, the Company entered into a Debt Exchange and Cancellation Agreement (the “Exchange and Cancellation Agreement”) with Conjoint Inc., a Delaware corporation (“Lender”). The Company and Lender previously entered into a Loan Agreement on October 7, 2024 (the “Loan Agreement”) whereby Lender agreed to make loans to the Company in the aggregate principal amount of $19,500,000. Pursuant to the terms of the Exchange and Cancellation Agreement, the principal amount of all loans made to the Company under the Loan Agreement, along with accrued interest through March 12, 2025 (as of such date, an aggregate of $19,926,891), was deemed repaid and all of the Company’s obligations with respect to the principal amount and accrued interest satisfied in full and cancelled in exchange for 284.2638 shares of the Company’s Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”), based on a price per underlying share of the Company’s common stock of $7.01. Each share of Series A-1 Preferred Stock is convertible into 10,000 shares of the Company’s common stock, subject to certain conditions described in the Exchange and Cancellation Agreement. The price per share of the Series A-1 Preferred Stock was determined by reference to the average Nasdaq Official Closing Price of the Company’s common stock (as reflected on Nasdaq.com) for the five trading days immediately prior to the signing of the Loan Agreement.

On March 12, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A-1 Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware in connection with the Exchange and Cancellation Agreement. The Certificate of Designation provides for the designation of shares of the Series A-1 Preferred Stock.

Nasdaq Listing

As previously reported, on November 15, 2024, we received a letter from Nasdaq notifying us that the amount of our stockholders’ equity had fallen below the $2,500,000 required minimum for continued listing under Listing Rule 5550(b) (the “Rule”). The letter also noted that we did not meet the alternatives of market value of listed securities or net income from continuing operations and, therefore, no longer comply with the Nasdaq Listing Rules. The notice had no immediate effect on the continued listing status of the Company’s common stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective. On December 27. 2024, we submitted to Nasdaq a plan of compliance to achieve and sustain compliance with the Rule. On February 2, 2025, we received a letter from Nasdaq granting us until May 14, 2025 to comply.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We could be an emerging growth company until December 31, 2025, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of the prior June 30, if we have total annual gross revenue of approximately $1.235 billion or more during any fiscal year, or if we issue more than $1.0 billion in non-convertible debt during any three-year period.

For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies,” including:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act relating to the effectiveness of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have elected to take advantage of these reporting exemptions and, therefore, the information that we provide stockholders may be different than what you might obtain from other public companies in which you hold equity interests.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that is (i) no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided by the JOBS Act. As a result, our financial statements contained in, or incorporated by reference into, this prospectus, any prospectus supplement and any free writing prospectus may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Corporate Information

We were incorporated under the laws of the State of Delaware on December 16, 2020 through a corporate conversion just prior to our initial public offering. We were originally formed on February 28, 2012 as a limited liability company under the laws of the State of Alabama as Innovative Med Concepts, LLC. On July 23, 2020, the Company changed its name from Innovative Med Concepts, LLC to Virios Therapeutics, LLC. On October 7, 2024, the Company acquired Pharmagesic (Holdings) Inc., a Canadian corporation (“Pharmagesic”) and the parent company of Wex Pharmaceuticals, Inc., and changed its name from Virios Therapeutics, Inc. to Dogwood Therapeutics, Inc. on October 9, 2024. Our principal executive offices are located at 44 Milton Avenue, Alpharetta, Georgia and our telephone number is (866) 620-8655. Our website address is www.dwtx.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the SEC.

THE OFFERING

Securities Offered	578,950 shares of common stock.
Offering Price	$8.26 per share of common stock
Common Stock outstanding before this offering	1,332,178 shares of common stock
Common Stock to be outstanding after this offering	1,911,128 shares of common stock
Use of proceeds

The net proceeds to us from this offering will be approximately $4.25 million based on the sale of an aggregate of 578,950 shares of common stock at the public offering price of $8.26 per share, after deducting estimated placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to further advance the clinical development of Halneuron® and for working capital and general corporate purposes.

See “Use of Proceeds” on page S-16.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.
Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “DWTX.”

Outstanding Shares

The number of shares of common stock outstanding after the offering is based on 1,332,178 shares outstanding as of March 12, 2025, and excludes as of such date:

•	92,777 shares of common stock issuable upon the exercise of outstanding options, having a weighted average exercise price of $117.98 per share;

•	7,755 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $279.77 per share; and

•	1,423 shares of common stock reserved for future issuance under the Amended and Restated Virios Therapeutics, Inc. 2020 Equity Incentive Plan.

Unless otherwise indicated herein, all information in this prospectus supplement, including the number of shares that will be outstanding after this offering reflects and assumes no exercise of outstanding options or warrants described above.

RISK FACTORS

Investing in our shares of common stock involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will filed with the Securities and Exchange Commission (the “SEC”), and in other documents incorporated by reference to our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, before investing in our common stock. If any of these risks materialize, our business, financial condition or results of operations could be materially harmed. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement is qualified in its entirety by these risk factors.

If you purchase shares of our common stock in this offering, you will incur immediate dilution in the book value of your shares.

Since the offering price of our common stock being offered is substantially higher than the as adjusted net tangible book value per share of our common stock, you will pay a price per share of our common stock that substantially exceeds the book value of our tangible assets after subtracting our liabilities as of September 30, 2024. Based on a public offering price of $8.26 per share, you will experience immediate dilution of $5.18 per share, representing the difference between our net tangible book value per share as of September 30, 2024, after giving effect to this offering, and the offering price. Further, the future exercise of any warrants or options to purchase shares of our common stock will cause you to experience additional dilution. See “Dilution” below for a more detailed discussion of the dilution you will incur if you invest in this offering.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

Future sales of substantial amounts of our common stock, or securities exercisable for or convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of warrants or options, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

Based on the sale of 578,950 shares of our common stock in this offering, we will be selling a number of shares of common stock which represents approximately 43.46% of the number of shares of common stock that we currently have outstanding. Resales of substantial amounts of the Shares issued in this offering, together with shares of our common stock issuable upon conversion or exercise of derivative securities, could have a negative effect on our stock price.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing securityholders, which could adversely affect the market price of shares of common stock and our business.

We will require additional financing to fund future operations, including expansion in current and new markets, development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of our existing securityholders, which could adversely affect the market price of common stock and the voting power of shares of common stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of our existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.

Future issuances of preferred stock may adversely affect the market price for common stock.

Additional issuances and sales of preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds from this offering and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds.

Our recurring losses from operations raise substantial doubt that we will be able to continue as a going concern and our independent registered public accounting firm has issued an audit report that includes an explanatory paragraph referring to the uncertainty regarding our ability to continue as a going concern without additional capital becoming available. This may hinder our ability to obtain future financing.

Our financial statements as of September 30, 2024 were prepared under the assumption that we will continue as a going concern for the next twelve months. Due to our recurring losses from operations, we concluded that there is substantial doubt in our ability to continue as a going concern within one year after the financial statements are issued without additional capital becoming available. Our independent registered public accounting firm has issued an audit report that includes an explanatory paragraph referring to the uncertainty regarding our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our executive officers and directors may sell shares of their stock, and these sales could adversely affect our stock price.

Sales of our common stock by our executive officers and directors, or the perception that such sales may occur, could adversely affect the market price of our common stock. Our executive officers and directors may sell stock in the future, either as part, or outside, of trading plans under Rule 10b5-1 under the Exchange Act.

USE OF PROCEEDS

We expect that net proceeds to us from this offering will be approximately $4.25 million, assuming all of the Shares offered hereby are sold, after deducting estimated placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to further advance the clinical development of Halneuron® and for working capital and general corporate purposes.

The amounts and timing of our actual use of the net proceeds will vary depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with the clinical development of our product candidates. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of shares of our securities. In addition, we might decide to postpone or not pursue certain activities if the net proceeds from this offering and any other sources of cash are less than expected.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

CAPITALIZATION

The following table presents our cash, cash equivalents and capitalization, as of September 30, 2024:

•	on an actual basis; and

•	on an as adjusted basis to give further effect to the offering, after deducting estimated placement agent fees and estimated offering expenses payable by us.

You should read this information in conjunction with our consolidated financial statements and notes thereto incorporated by reference into this prospectus.

	Actual	as Adjusted
Cash and cash equivalents	$2,039,819	$6,287,197
Total liabilities	1,333,818	1,333,818
Stockholders’ equity:
Common stock, $0.0001 par value; 43,000,000 shares authorized; 1,118,035 and 1,696,985 and 1,110,317 and 1,689,267 shares issued and outstanding at September 30, 2024, actual and as adjusted, respectively	111	169
Preferred stock, $0.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding at September 30, 2024	–	–
Additional paid-in capital	67,339,522	71,586,842
		(66,091,074)
Accumulated deficit	(66,091,074)
Less: Treasury stock, 7,718 shares of common stock at cost	(299,128)	(299,128)
Total stockholders’ equity	949,431	5,196,809

The above table is based on 1,110,317 shares of common stock outstanding as of September 30, 2024 and excludes:

•	92,777 shares of common stock issuable upon the exercise of stock options outstanding at September 30, 2024 with a weighted average exercise price of $117.98 per share;

•	7,755 shares of common stock issuable upon the exercise of outstanding or issuable warrants at September 30, 2024 with a weighted average exercise price of $279.77 per share; and

•	1,423 shares of common stock reserved for future issuance under Amended and Restated Virios Therapeutics, Inc. 2020 Equity Incentive Plan at September 30, 2024.

DILUTION

If you invest in our securities, you will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2024, was approximately $0.95 million, or $0.86 per share of our common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Shares in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 578,950 shares of our common stock in this offering at the public offering price of $8.26 per share, and after deducting the estimated placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024, would have been approximately $5.20 million or $3.08 per share of our common stock. This represents an immediate increase in net tangible book value of $2.22 per share of our common stock to existing stockholders and immediate dilution in net tangible book value of $5.18 per share of our common stock to new investors purchasing our common stock in this offering at the public offering price per share. The following table illustrates this dilution on a per share basis:

Offering price per share		$8.26
Net tangible book value per share as of September 30, 2024	$0.86
Increase in net tangible book value per share attributable to this offering	$2.22
As adjusted net tangible book value per share after giving effect to this offering		$3.08
Dilution in net tangible book value per share to investors in this offering		$5.18

The number of shares of common stock shown above to be outstanding after this offering is based on 1,110,317 shares of common stock outstanding as of September 30, 2024 and excludes the following as of that date:

•	92,777 shares of common stock issuable upon the exercise of outstanding options, having a weighted average exercise price of $117.98 per share;

•	7,755 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $279.77 per share; and

•	1,423 shares of common stock reserved for future issuance under the Amended and Restated Virios Therapeutics, Inc. 2020 Equity Incentive Plan.

To the extent that options or warrants outstanding as of September 30, 2024 or issued thereafter have been or may be exercised or other shares issued, the investors purchasing shares of our common stock in this offering may experience further dilution.

DESCRIPTION OF SECURITIES

Common Stock

We are offering 578,950 shares of our common stock in this offering. The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus beginning on page 8 thereof.

Transfer Agent

The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc. The transfer agent’s principal business address is 51 Mercedes Way, Edgewood, NY 11717, and its telephone number is 877-830-4936.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “DWTX.”

PLAN OF DISTRIBUTION

We have engaged Maxim Group LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering, on a reasonable best efforts basis, of our common stock pursuant to this prospectus. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement with the placement agent does not give rise to any commitment by the placement agent to purchase any of our common stock, and the placement agent will have no authority to bind us by virtue of the engagement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into a stock purchase agreement directly with certain institutional investors who have agreed to purchase the Shares. The stock purchase agreement provides that the obligations of the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

The representations, warranties and covenants contained in the stock purchase agreement were made solely for the benefit of us and the purchasers party thereto. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between us and the purchasers and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, our company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the stock purchase agreement, which subsequent information may or may not be fully reflected in public disclosures.

We will deliver the Shares being issued to the investors upon receipt of investor funds for the purchase of such Shares. We expect to deliver the Shares on or about March 14, 2025, subject to satisfaction of customary closing conditions.

A copy of the form of the stock purchase agreement we entered into with the investors will be filed as an exhibit to our Current Report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

Fees and Expenses

We have agreed to pay to the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering. The following table shows the per common stock placement agent fees payable to the placement agent by us in connection with this offering.

	Per Share of Common Stock	Total
Public offering price	$8.26	$4,782,127
Placement Agent’s fees payable by us	$0.578	$334,749
Proceeds, before expenses, to us	$7.682	$4,447,378

We estimate the total expenses payable by us for this offering to be approximately $534,749, which amount includes (i) a placement agent’s fee of approximately $334,749, (ii) reimbursement of the reasonable accountable expenses of the placement agent; and (iii) other estimated expenses of approximately $200,000 which include legal, accounting, printing costs and various fees associated with the registration and listing of our shares.

Listing

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “DWTX.” On March 12, 2025, the last reported sale price of common stock was $10.70 per share.

Lock-up Agreements

We have agreed, until 30 days following the closing of this offering, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, or file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions.

We have also agreed, subject to certain exceptions, until 30 days following the closing of this offering, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock, or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or at-the-market offering, whereby we may issue securities at a future determined price, subject to certain exceptions, other than the entry into and/or issuance of shares of common stock in an “at-the-market” offering with the placement agent as the sales agent.

Our officers and directors have agreed with the placement agent to be subject to a lock-up period of 180 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or hypothecate, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, enter into any swap or other agreement, arrangement, hedge or transaction that transfer to another, in whole or in part, directly or indirectly, any of the economy consequences of ownership of shares of common stock of the Company or any securities convertible into or exercisable for common stock, or to publicly announce an intention to do any of the foregoing with respect to any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.

Right of First Refusal

For a period beginning on the date of the closing of this offering through and including September 30, 2025, we have granted the placement agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future registered offerings or private placements of the Company’s equity or equity-linked securities for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such period, subject to certain exceptions.

Stabilization, Short Positions and Penalty Bids

The placement agent may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of common stock:

•	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the placement agent is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•	Penalty bids permit the placement agent to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the placement agent make any representation or prediction as to the effect that the transactions described above may have on the price of common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the placement agent also may engage in passive market making transactions in common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the placement agent make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the placement agent make any representation that the placement agent will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The placement agent and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent has received, or may in the future receive, customary fees and commissions for these transactions.

EXPERTS

The consolidated financial statements of Dogwood Therapeutics, Inc. (formerly Virios Therapeutics, Inc.), appearing in Dogwood Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon by Duane Morris LLP, Philadelphia, Pennsylvania. Certain legal matters will be passed upon for the placement agent by Ellenoff Grossman & Schole LLP.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a Registration Statement on Form S-3 that we have filed with the SEC relating to our securities being offered hereby. This prospectus supplement does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus supplement and their exhibits, all contain information that is material to the offering of the Securities hereby. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available at the SEC’s Public Reference Room or through its Website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and at its regional offices, a list of which is available on the Internet at http://www.sec.gov/contact/addresses.htm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.dwtx.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus supplement or the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Dogwood Therapeutics, Inc.

44 Milton Avenue

Alpharetta, Georgia 30009

(866) 620-8655

Attention: Senior Vice President of Finance

You should rely only on the information in this prospectus supplement and the additional information described above and under the heading “Incorporation by Reference” below. We have not nor have we authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. You should assume that the information in this prospectus supplement was accurate on the date of the front cover of this prospectus supplement only, and that any information we have incorporated by reference was accurate on the date of the document incorporated by reference only. Our business, financial condition, results of operations and prospects may have changed since such date.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and any accompanying prospectus.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 1, 2024, as amended by the Form 10-K/A, filed with the SEC on March 8, 2024 (the “2023 Annual Report”);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 10, 2024, August 9, 2024, and November 8, 2024, respectively;

•	those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024, incorporated by reference into the 2023 Annual Report;

•	our Current Reports on Form 8-K filed with the SEC on February 27, 2024, March 6, 2024, May 7, 2024, May 20, 2024, June 12, 2024, June 20, 2024, October 7, 2024, October 30, 2024, November 21, 2024, and March 12, 2025;

•	the description of our common stock set forth in the Registration Statement on Form 8-A, filed on December 16, 2020, including any amendment or report filed for the purpose of updating such description;

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to the effectiveness of such registration statement; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before we stop offering the securities under this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us, at no cost, by writing or telephoning us at: Dogwood Therapeutics, Inc., 44 Milton Avenue, Alpharetta, Georgia, 30009, (866) 620-8655, Attention: Senior Vice President of Finance. In addition, copies of any or all of the documents incorporated by reference herein may be accessed at our website at www.dwtx.com.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

PROSPECTUS

$150,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Rights
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, depositary shares, debt securities, rights, warrants, or units having a maximum aggregate offering price of $150,000,000. This prospectus provides a general description of the securities identified above.

When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

We are an emerging growth company and a smaller reporting company as defined under Federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VIRI.” On March 17, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $5.53 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, directly to purchasers or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” on page 4 of this prospectus and any similar section contained or incorporated by reference in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $150,000,000, of common stock and preferred stock, depositary shares representing preferred stock and various series of debt securities, rights, warrants to purchase any of such securities, and/or units, either individually or in combination with other securities as described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference into this prospectus, include all material information relating to this offering. You should carefully read both this prospectus and any applicable prospectus supplement and any related free writing prospectus together with the additional information described under “Where You Can Find More Information” before buying securities in this offering.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or any applicable prospectus supplement or free writing prospectus in any jurisdiction where the offer or sale is not permitted.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement, any free writing prospectus or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus incorporates by reference, and the applicable prospectus supplement or any free writing prospectus may contain and incorporate by reference, certain market and industry data obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors and evolution over time.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

In this prospectus, unless otherwise indicated, “our company,” “Virios,” “Virios Therapeutics,” “we,” “us” or “our” refer to Virios Therapeutics, Inc., a Delaware corporation. When we refer to “you,” we mean the potential holders of the applicable class or series of securities.

We own or have rights to use a number of registered and common law trademarks, service marks and/or trade names in connection with our business in the United States and/or in certain foreign jurisdictions. Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus, any prospectus supplement and any free writing prospectuses may be referred to without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus, any prospectus supplement and any free writing prospectus may contain additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus, any prospectus supplement and any free writing prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

Our Company

Overview

We are a development-stage biotechnology company focused on advancing novel antiviral therapies to treat diseases associated with a viral triggered abnormal immune response, such as fibromyalgia (“FM”). Overactive immune response related to activation of tissue resident herpes virus has been postulated to be a potential root cause of chronic illnesses such as FM, irritable bowel disease (“IBS”), chronic fatigue syndrome and other functional somatic syndromes, all of which are characterized by a waxing and waning manifestation of disease symptoms. While not completely understood, there is general agreement in the medical community that activation of the herpes virus is triggered by some form of environmental and/or health stressor. Our lead product candidate, which we have named IMC-1, is a novel, proprietary, fixed dose tablet combination of famciclovir and celecoxib. IMC-1 represents a novel combination antiviral therapy designed to synergistically suppress herpes virus activation and replication, with the end goal of reducing viral mediated disease burden.

IMC-1 combines two specific mechanisms of action purposely designed to inhibit herpes virus activation and replication, thereby keeping the herpes virus in a latent (dormant) state or “down-regulating” the virus from a lytic (active) state back to latency. The famciclovir component of IMC-1 inhibits viral DNA replication. The celecoxib component of IMC-1 inhibits cyclooxegenase-2 and to a lesser degree cyclooxegenase-1, enzymes used by the herpes virus to amplify or accelerate its own replication. We are unaware of any other antivirals in development for the treatment of FM. We believe this novel approach was a germane consideration in the U.S. Food and Drug Administration designating IMC-1 for fast-track review status for the treatment of FM. IMC-1 has also been granted a synergy patent based on the fact that neither of the individual components has proven effective in the management of FM, yet the combination therapy generated a result that is greater than the sum of its parts. IMC-1 is the focus of an ongoing Phase 2b FM study with top line results expected in the third quarter of 2022.

We believe that the unique fixed dose, synergistic antiviral mechanism of our approach represents a completely new approach to treating FM and potentially other somatic syndrome disorders, including IBS. Furthermore, there is increasing recognition in the scientific community of the potential role of activated viruses, triggering a wide range of morbidities, including FM, IBS, fatigue related disorders and potentially dementia and even long Covid (“Long COVID”) symptoms. The Company is providing the Bateman Horne Center with an unrestricted grant for an investigator-sponsored study to explore the therapeutic potential of combination antiviral therapy with Virios’ second development candidate, IMC-2, a combination of valacyclovir and celecoxib. The study will evaluate changes in common Long COVID symptoms such as fatigue, sleep, attention, pain, autonomic function and anxiety and commence recruiting in the second quarter of 2022, with data expected in the first half of 2023.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We could be an emerging growth company until December 31, 2026, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of the prior June 30, if we have total annual gross revenue of approximately $1.1 billion or more during any fiscal year, or if we issue more than $1.0 billion in non-convertible debt during any three-year period.

For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies,” including:

•     not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act relating to the effectiveness of our internal control over financial reporting;

•     reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports, proxy statements and registration statements; and

•     exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have elected to take advantage of these reporting exemptions and, therefore, the information that we provide stockholders may be different than what you might obtain from other public companies in which you hold equity interests.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that is (i) no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided by the JOBS Act. As a result, our financial statements contained in, or incorporated by reference into, this prospectus, any prospectus supplement and any free writing prospectus may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Corporate Information

We were incorporated under the laws of the State of Delaware on December 16, 2020 through a corporate conversion just prior to our initial public offering (“IPO”). We were originally formed on February 28, 2012 as a limited liability company (“LLC”) under the laws of the State of Alabama as Innovative Med Concepts, LLC. On July 23, 2020, the Company changed its name from Innovative Med Concepts, LLC to Virios Therapeutics, LLC. Our principal executive offices are located at 44 Milton Avenue, Alpharetta, Georgia and our telephone number is (866) 620-8655. Our website address is www.virios.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the SEC.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, depositary shares representing a fractional interest in a share of preferred stock, various series of debt securities, rights to purchase common stock or other securities, warrants to purchase any of such securities, and/or units either individually or in combination with other securities, with a total value of up to $150,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of the rights or warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in Virios Therapeutics and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks described in our most recent Annual Report on Form 10-K for the year ended December 31, 2021, as amended from time to time and in our Quarterly Reports on Form 10-Q and other documents we file with the SEC, in light of your particular investment objectives and financial circumstances. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking statements may be identified by the use of the words “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” and other similar words and phrases, including the negatives of these terms, or other variations of these terms, that denote future events. The forward-looking statements in this prospectus and any accompanying prospectus supplement and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. Although we believe that we have a reasonable basis for each forward-looking statement contained in this this prospectus and any accompanying prospectus supplement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

These forward-looking statements include, though are not limited to, statements about future results of operations, financial position, research and development costs, regulatory approvals, the impact of SARS-CoV-2 (the virus that has caused the COVID-19 pandemic), and capital requirements and our needs for additional financing.

We caution you that the aforementioned statements may not contain all of the forward-looking statements made in this prospectus and any accompanying prospectus supplement.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference in this prospectus and any accompanying prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, research and development, clinical trial expenditures, acquisitions of additional companies or technologies, and investments. We may temporarily invest the net proceeds in short-term, investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for these purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our common stock and preferred stock, certain provisions of our certificate of incorporation and bylaws and certain provisions of Delaware law, and is a summary and is qualified in its entirety by reference to our certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”). The common stock is the only security of our company registered pursuant to Section 12 of the Exchange Act. If we so indicate in a prospectus supplement, the terms of any security offered under that prospectus supplement may differ from the terms we describe below.

Our amended and restated certificate of incorporation, or our certificate of incorporation, provides for one class of common stock. In addition, our certificate of incorporation authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 45,000,000 shares, all with a par value of $0.0001 per share, of which:

•	43,000,000 shares are designated as common stock; and

•	2,000,000 shares are designated as preferred stock.

As of February 28, 2022, we had outstanding 8,330,390 shares of common stock, held by 165 stockholders of record. Further, as of February 28, 2022, (i) there were warrants outstanding for the purchase of 172,500 shares of common stock with an exercise price of $12.50 per share, of which all are vested and exercisable; (ii) 749,147 shares of our common stock were issuable upon exercise of outstanding options, at a weighted average exercise price of $9.03 per share, of which 572,734 shares were vested as of such date; (iii) 292,500 shares of our common stock were issuable upon the exercise of outstanding non-qualified options for which upon exercise will be unregistered, at an exercise price of $10.00 per share, of which all were vested and exercisable as of such date; and (iv) 63,353 shares of our common stock were reserved for future issuance under our 2020 Equity Incentive Plan.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Elections of directors by holders of our common stock is determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Subject to the supermajority votes for some matters, other matters are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter.

Dividends

Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Anti-Takeover Effect of Delaware Law and Our Certain Charter and Bylaw Provisions

Some provisions of our certificate of incorporation and bylaws make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Meetings

Any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. In general, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Exclusive Forum Selection

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (A) any derivative claim or cause of action brought on behalf of the Company; (B) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company, to the Company or the Company’s stockholders; (C) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, the certificate of incorporation or the bylaws of the Company (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity the certificate of incorporation or the bylaws of the Company (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although our restated certificate contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Advance Notice Requirements

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for our common stock.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors have the authority, without further action by our stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Virios Therapeutics and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.

See “— Anti-Takeover Effect of Certain Charter and Bylaw Provisions” and “— Anti-Takeover Effects of Provisions of Delaware Law” above for a discussion of certain provisions of our certificate of incorporation and bylaws and the DGCL that may affect the terms of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In this event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Capital Stock — Preferred Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which may require holders to take certain actions such as filing proof of residence and paying certain charges. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with OID for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of a majority of the aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of a majority aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below. The following description and any description of the rights in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	the terms for changes to or adjustments in the exercise price, if any;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering;

•	any material United States federal income tax consequences; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendment of the rights.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describes the terms of the particular series of warrants we are offering and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or warrant agreement and warrant certificates, as applicable, and any supplemental agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, the warrants may be exercised at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, then we will issue a new warrant or warrant certificate, as applicable, for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights By Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Outstanding Warrants

As of February 28, 2022, there were warrants to purchase 172,500 shares of our common stock outstanding.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement relating to units offered under this prospectus will describe the following terms, where applicable, of such units:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us, in exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading on Nasdaq Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Duane Morris LLP. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Dixon Hughes Goodman LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available copies of these reports on or through our Internet site at www.virios.com as soon as reasonably practicable after we electronically file or furnished them to the SEC. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 18, 2022; and

•	the description of our common stock set forth in the Registration Statement on Form 8-A, filed on December 16, 2020, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. In addition, copies of any or all of the documents incorporated by reference herein may be accessed at our website at www.virios.com. You should direct any requests for documents to:

Virios Therapeutics, Inc.
44 Milton Avenue
Alpharetta, GA 30009
(866) 620-8655
Attention: Senior Vice President of Finance

578,950 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Placement Agent

Maxim Group LLC

March 14, 2025